Exhibit 99.1

Dragonfly Energy Reports Second Quarter 2024 Financial and Operational Results

●	Dragonfly Energy entered into a $30 million licensing agreement with Stryten Energy, a leading North American battery manufacturer, to allow for expansion of Battle Born Batteries® products into new markets

●	The Company announced progress in bringing its lithium battery technology to the trucking sector, including a new partnership with Highway Transport to integrate Dragonfly Energy’s all-electric auxiliary power units (“APUs”) into Highway Transport’s fleet of over 500 trucks

●	The Company achieved continued market share growth in the recreational vehicle (“RV”) segment through partnership with Fraserway RV, Canada’s largest nationwide RV dealer, as well as Meyer Distributing, a leading North American specialty products distributor, both of which extended Dragonfly Energy’s reach and presence across North America

RENO, NEVADA (August 14, 2024) — Dragonfly Energy Holdings Corp. (“Dragonfly Energy” or the “Company”) (Nasdaq: DFLI), maker of Battle Born Batteries® and an industry leader in energy storage, today reported its financial and operational results for the second quarter ended June 30, 2024.

Second Quarter 2024 Financial Highlights

●	Net Sales were $13.2 million, compared to $19.3 million in Q2 2023
●	Gross Profit was $3.2 million, compared to $3.9 million in Q2 2023
●	Operating expenses were $(9.9) million, compared to $(12.5) million in Q2 2023
●	Net Loss of $(13.6) million, compared to Net Loss of $(11.9) million in Q2 2023
●	Diluted Net Loss per share was $(0.22), compared to Net Loss of $(0.25) per share in Q2 2023
●	EBITDA was $(8.4) million, compared to $(7.5) million in Q2 2023
●	Adjusted EBITDA was $(6.2) million, compared to $(5.7) million in Q2 2023

Operational and Business Highlights

●	Entered into $30 million licensing agreement for Battle Born Batteries Brand with Stryten Energy, a leading North American battery manufacturer (link)
●	Announced partnership with Highway Transport, a North American leader in liquid chemical transportation, to begin integrating Dragonfly Energy’s all-electric APUs into Highway Transport’s fleet of over 500 trucks (link)
●	Partnered with Refreshment Services Pepsi, an independent distributor of Pepsi-Cola products, to provide new liftgate battery systems (link)
●	Partnered with Fraserway RV, Canada’s largest coast-to-coast RV dealership group, to strengthen Dragonfly Energy’s presence in the Canadian RV market (link)
●	Announced partnership with Meyer Distributing, leveraging Meyer Distributing’s extensive network of over 100 locations across North America to deliver Battle Born Batteries to new business-to-business customers in the RV and surrounding industries (link)
●	Announced development of next-generation power charging solutions under the Company’s Wakespeed® Product Line: Wakespeed 500 Pro Bluetooth Alternator Regulator and 48V/12V Bi-Directional DC-DC Converter (link)
●	Hosted Secretary of Commerce Gina Raimondo and Nevada Senator Jacky Rosen, at an event at the Company’s Reno, Nevada headquarters to promote American innovation and workforce development within the state’s burgeoning lithium industry (link)

“I am incredibly proud of the significant strides Dragonfly Energy has made this quarter, despite the challenging economic environment. Our ability to expand into new verticals and secure strategic partnerships is a testament to the strength of our technology and the dedication of our team,” said Dr. Denis Phares, chief executive officer of Dragonfly Energy. “In particular, we believe the Stryten Energy agreement has the ability to expose our Battle Born Batteries brand to a broader audience and position us for mass market adoption. Moreover, Highway Transport’s decision to adopt our all-electric APUs across their large truck fleet marks a pivotal moment for Dragonfly Energy in the industry, and we anticipate this may inspire others to follow suit. We believe we are laying a solid foundation for future growth of Dragonfly Energy and are excited about the opportunities ahead.”

Second Quarter 2024 Financial and Operating Results

Second quarter 2024 Net Sales were $13.2 million, compared to $19.3 million in the second quarter of 2023. This decrease was primarily due to lower battery and accessory sales offset by a higher average sales price. For the second quarter 2024, direct-to-consumers (“DTC”) net sales decreased by $3.5 million to $6.5 million, compared to $10.0 million in the second quarter of 2023 due to decreased customer demand for the Company’s products, rising interest rates, and inflation. Original equipment manufacturers (“OEM”) revenue decreased by $2.6 million to $6.7 million, compared to $9.3 million in the second quarter of 2023 primarily due to the Company’s largest RV customer changing the Company’s product from a standard offering to an option, in addition to lower order volumes by key customers, primarily due to a weather event at the Company’s largest customer’s production facility, combined with persisting weakness in the motorized RV market.

Second quarter 2024 Gross Profit was $3.2 million, compared to $3.9 million in the second quarter of 2023. The decrease in the Company’s gross profit was primarily due to a lower unit volume of sales.

Operating Expenses in the second quarter of 2024 were $(9.9) million, compared to $(12.5) million in the second quarter of 2023. The decrease was primarily driven by lower employee-related costs and stock-based compensation in the prior year. Professional services, legal, insurance expenses and travel are also lower by $0.6 million, which is in part due to the Company’s June 2023 public offering.

Total Other Expense in the second quarter of 2024 was $(6.9) million, compared to $(3.3) million in the second quarter of 2023. Other expense of $(6.9) million in the quarter ended June 30, 2024 is comprised primarily of interest expense of $(4.9) million related to the Company’s debt securities and a change in fair market value of warrant liability in the amount of $(2.0) million.

Net Loss in the second quarter of 2024 was $(13.6) million, or $(0.22) cent loss per share, compared to Net Loss of $(11.9) million, or $(0.25) cent loss per share in the second quarter of 2023.

EBITDA in the second quarter of 2024 was $(8.4) million, compared to $(7.5) million in the second quarter of 2023.

In the second quarter of 2024, Adjusted EBITDA excluding stock-based compensation, changes in the fair market value of the Company’s warrants, and other one-time expenses, was a $(6.2) million, compared to a $(5.7) million for the second quarter of 2023.

The Company ended the second quarter with $4.7 million in cash, down from $8.5 million at the end of the first quarter of 2024. Although the Company continues to use its inventory as a source of working capital and expects this to continue into the second half of 2024, it has also accelerated accounts payable payments and moved some cash into other assets.

As such, the Company believes that its available cash management tools, including the $5 million upfront fee which was part of the Stryten Energy licensing deal (expected to be received in Q3 2024), combined with continued access to its largely untapped $150 million equity line of credit, provide the necessary liquidity and resources to execute on its operational plans and continue research and development efforts.

Battle Born Batteries Licensing Agreement with Stryten Energy

On July 30, 2024, the Company announced a strategic partnership with Stryten Energy, a leading North American battery manufacturer, for the licensing of the Dragonfly Energy’s Battle Born Batteries® brand of lithium-ion batteries. The licensing agreement, with a potential value of up to $30 million, granted Stryten Energy a license to market and distribute Dragonfly Energy’s Battle Born Batteries globally. Additional revenue above the initial contract value is expected from contract manufacturing, battery design, and technical support fees associated with the deal.

The agreement, which includes an upfront payment from Stryten Energy to Dragonfly Energy of $5 million, will see Stryten Energy leverage its vast distributor and customer network to introduce Battle Born Batteries branded products to new business-to-business markets, including military, automotive, marine, power sports, lawn & garden and golf carts.

Continued Progress and Major Milestone within Trucking Market

The Company has made significant progress in developing its distribution channels. The Company’s batteries have now received approval for installation at Daimler Truck CTS, Rush Enterprises CVS, and Fontaine Modification, all of which are PDI or modification and upfit centers. This development ensures the ready availability of batteries for shipment on new trucks and allows for their inclusion in the tractor’s purchase price.

On August 12, 2024, the Company announced that it would be partnering with Highway Transport, a leader in North American liquid chemical transportation, to transition Highway Transport’s entire fleet of over 500 trucks to Dragonfly Energy’s Battle Born all-electric APUs. As part of the partnership, Highway Transport is expected to install the Battle Born all-electric APUs on new tractors in addition to retrofitting current models in Highway Transport’s fleet. This partnership with Highway Transport marks a major step forward for Dragonfly Energy’s reach in the commercial trucking sector. The Company believes the planned integration of the Battle Born all-electric APU into Highway Transport’s fleet paves the way for wider adoption of the Company’s clean energy solutions, accelerating the transition towards a more sustainable transportation landscape.

On July 1, 2024, the Company announced it is now a provider of lithium based liftgate power solutions for Refreshment Services Pepsi, a privately-held independent bottler and distributor for Pepsi-Cola® products. With distribution centers across the U.S., Refreshment Services Pepsi will begin integrating the Company’s Battle Born Batteries products into their fleet to power liftgate operations. The expansion of the Company’s lithium-based power solutions to liftgate applications broadens sales opportunities within the trucking market.

Q3 2024 Outlook

The Company believes that the RV market continues to show signs of recovery. In addition, the Company believes that its entry into the heavy-duty trucking market and oil and gas market, as well as its licensing and contract manufacturing deal with Stryten Energy, has the potential to contribute more meaningful revenue in the second half of 2024.

Q3 2024 Guidance

●	Net Sales are expected to range between $13.5 - $15.0 million
●	Gross Margin is expected in the range of 24% - 26%
●	Operating Expenses are expected to be in a range of $(10.0) - $(10.5) million

Since other income and net income are impacted by the fair market revaluation of outstanding warrants each quarter, which is dependent on the Company’s future stock price on a given date and not reflective of operating results, the Company does not believe it is prudent to continue to provide guidance on other income and net income.

Webcast Information

The Dragonfly Energy management team will host a conference call to discuss its second quarter 2024 financial and operational results this afternoon, Wednesday, August 14, 2024, at 5:00 pm E.T. The call can be accessed live via webcast by clicking here, or through the Events and Presentations page within the Investor Relations section of Dragonfly Energy’s website at https://investors.dragonflyenergy.com/events-and-presentations/default.aspx. The call can also be accessed live via telephone by dialing (800) 549-8228 toll-free in North America, or for international callers +1 (289) 819-1520, and referencing conference ID: 70028. Please log in to the webcast or dial in to the call at least 10 minutes prior to the start of the event.

An archive of the webcast will be available for a period of time shortly after the call on the Events and Presentations page on the Investor Relations section of Dragonfly Energy’s website, along with the earnings press release.

About Dragonfly Energy

Dragonfly Energy Holdings Corp. (Nasdaq: DFLI) is a comprehensive lithium battery technology company, specializing in cell manufacturing, battery pack assembly, and full system integration. Through its renowned Battle Born Batteries® brand, Dragonfly Energy has established itself as a frontrunner in the lithium battery industry, with hundreds of thousands of reliable battery packs deployed in the field through top-tier OEMs and a diverse retail customer base. At the forefront of domestic lithium battery cell production, Dragonfly Energy’s patented dry electrode manufacturing process can deliver chemistry-agnostic power solutions for a broad spectrum of applications, including energy storage systems, electric vehicles, and consumer electronics. The Company’s overarching mission is the future deployment of its proprietary, nonflammable, all-solid-state battery cells.

To learn more about Dragonfly Energy and its commitment to clean energy advancements, visit www.dragonflyenergy.com/investors.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding the Company’s guidance for 2024, results of operations and financial position, planned products and services, the Company’s partnerships, including its partnership with Stryten Energy and the potential value of the license agreement, business strategy and plans, market size and growth opportunities, competitive position and technological and market trends. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions.

These forward-looking statements are subject to risks, uncertainties, and other factors (some of which are beyond the Company’s control) which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to: improved recovery in the Company’s core markets, including the RV market; the Company’s ability to successfully increase market penetration into target markets; the Company’s ability to penetrate the heavy-duty trucking and other new markets; the growth of the addressable markets that the Company intends to target; the Company’s ability to generate revenue from future product sales and its ability to achieve and maintain profitability; the Company’s ability to retain members of its senior management team and other key personnel; the Company’s ability to maintain relationships with key suppliers including suppliers in China; the Company’s ability to maintain relationships with key customers; the Company’s ability to access capital as and when needed under its $150 million ChEF Equity Facility; the Company’s ability to protect its patents and other intellectual property; the Company’s ability to successfully utilize its patented dry electrode battery manufacturing process and optimize solid state cells as well as to produce commercially viable solid state cells in a timely manner or at all, and to scale to mass production; the Company’s failure to timely achieve the anticipated benefits of its licensing arrangement with Stryten Energy; the Company’s ability to achieve the anticipated benefits of its customer arrangements with THOR Industries and THOR Industries’ affiliated brands (including Keystone RV Company); the impact of geopolitical events, including the Russian/Ukrainian conflict and Hamas’ attack on Israel; and the Company’s ability to compete with other manufacturers in the industry and its ability to engage target customers and successfully convert these customers into meaningful orders in the future. These and other risks and uncertainties are described more fully in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC and in the Company’s subsequent filings with the SEC available at www.sec.gov.

If any of these risks materialize or any of the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that it currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. All forward-looking statements contained in this press release speak only as of the date they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Relations:

Caldwell Bailey

ICR, Inc.

DragonflyIR@icrinc.com

Dragonfly Energy Holdings Corp.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of
	June 30, 2024	December 31, 2023
Current Assets
Cash and cash equivalents	$4,699	$12,713
Accounts receivable, net of allowance for credit losses	2,866	1,639
Inventory	28,653	38,778
Prepaid expenses	776	772
Prepaid inventory	1,976	1,381
Prepaid income tax	345	519
Other current assets	750	118
Total Current Assets	40,065	55,920
Property and Equipment
Property and Equipment, Net	23,496	15,969
Operating lease right of use asset	20,949	3,315
Other assets	445	-
Total Assets	$84,955	$75,204

Current Liabilities
Accounts payable	$10,339	$10,258
Accrued payroll and other liabilities	7,359	7,107
Accrued tariffs	1,863	1,713
Customer deposits	250	201
Uncertain tax position liability	91	91
Notes payable, current portion, net of debt issuance costs	21,903	19,683
Operating lease liability, current portion	2,807	1,288
Financing lease liability, current portion	37	36
Total Current Liabilities	44,649	40,377
Long-Term Liabilities
Warrant liabilities	11,004	4,463
Accrued expenses, long-term	-	152
Operating lease liability, net of current portion	23,990	2,234
Financing lease liability, net of current portion	46	66
Total Long-Term Liabilities	35,040	6,915
Total Liabilities	79,689	47,292

Equity
Preferred stock, 5,000,000 shares at $0.0001 par value, authorized, no shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	-	-
Common stock, 250,000,000 shares at $0.0001 par value, authorized, 61,367,633 and 60,260,282 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	6	6
Additional paid in capital	70,793	69,445
Retained deficit	(65,533)	(41,539)
Total Equity	5,266	27,912
Total Liabilities and Shareholders’ Equity	$84,955	$75,204

Dragonfly Energy Holdings Corp.

Unaudited Condensed Interim Consolidated Statement of Operations

For the Three Months Ended June 30, 2024

(in thousands, except share and per share data)

	2024	2023

Net Sales	$13,208	$19,274

Cost of Goods Sold	10,041	15,350

Gross Profit	3,167	3,924

Operating Expenses
Research and development	1,531	1,067
General and administrative	5,704	7,614
Selling and marketing	2,681	3,808

Total Operating Expenses	9,916	12,489

Loss From Operations	(6,749)	(8,565)

Other Income (Expense)
Interest expense	(4,878)	(4,138)
Other Expense	(19)	-
Change in fair market value of warrant liability	(1,981)	804
Total Other Expense	(6,878)	(3,334)

Net Loss Before Taxes	(13,627)	(11,899)

Income Tax (Benefit) Expense	-	-

Net Loss	$(13,627)	$(11,899)

Net Loss Per Share- Basic & Diluted	$(0.22)	$(0.25)
Weighted Average Number of Shares- Basic & Diluted	60,673,835	47,418,269

Dragonfly Energy Holdings Corp.

Unaudited Condensed Consolidated Statement of Cash Flows

For the Six Months Ended June 30, 2024

(in thousands)

	2024	2023
Cash flows from Operating Activities
Net Loss	$(23,994)	$(7,124)
Adjustments to Reconcile Net Income (Loss) to Net Cash
Used in Operating Activities
Stock based compensation	503	5,441
Amortization of debt discount	2,428	620
Change in fair market value of warrant liability	1,745	(19,327)
Non-cash interest expense (paid-in-kind)	4,582	2,510
Provision for credit losses	18	93
Depreciation and amortization	663	593
Amortization of right of use assets	1,019	601
Loss on disposal of property and equipment	-	116
Changes in Assets and Liabilities
Accounts receivable	(1,246)	(821)
Inventories	10,125	5,648
Prepaid expenses	(4)	425
Prepaid inventory	(595)	(940)
Other current assets	(632)	28
Other assets	(445)	-
Income taxes payable	174	(4)
Accounts payable and accrued expenses	(1,970)	6,272
Accrued tariffs	150	316
Customer deposits	49	(86)
Total Adjustments	16,564	1,485
Net Cash Used in Operating Activities	(7,430)	(5,639)

Cash Flows From Investing Activities
Purchase of property and equipment	(1,324)	(2,571)
Net Cash Used in Investing Activities	(1,324)	(2,571)

Cash Flows From Financing Activities
Proceeds from public offering	788	23,527
Payment of public offering costs	(51)	(1,216)
Proceeds from note payable, related party	2,700	1,000
Repayment of note payable, related party	(2,700)	(1,000)
Proceeds from exercise of public warrants	-	747
Proceeds from exercise of options	3	323
Net Cash Provided by Financing Activities	740	23,381

Net (Decrease) Increase in Cash and cash equivalents	(8,014)	15,171
Cash and cash equivalents - beginning of period	12,713	17,781
Cash and cash equivalents - end of period	$4,699	$32,952

Supplemental Disclosures of Cash Flow Information:
Cash paid for income taxes		237
Cash paid for interest	$4,780	$4,361
Supplemental Non-Cash Items
Purchases of property and equipment, not yet paid	$2,278	$3,583
Recognition of right of use asset obtained in exchange for operating lease liability	$18,653	$-
Recognition of warrant liability	$4,796	$-
Settlement of accrued liability for employee liability for employee stock purchase plan	$112	$-
Cashless exercise of liability classified warrants	$-	$12,628

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial measures including EBITDA and Adjusted EBITDA as a supplement to GAAP financial information to enhance the overall understanding of the Company’s financial performance and to assist investors in evaluating the Company’s results of operations, period over period. Adjusted non-GAAP measures exclude significant unusual items. Investors should consider these non-GAAP measures as a supplement to, and not a substitute for financial information prepared on a GAAP basis.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under the rules of the SEC because it excludes certain amounts included in net loss calculated in accordance with GAAP. Specifically, the Company calculates Adjusted EBITDA by GAAP net loss adjusted to exclude stock-based compensation expense, business combination related expenses and other one-time, non-recurring items.

The Company has included Adjusted EBITDA because it is a key measure used by Dragonfly’s management team to evaluate its operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses. As such, the Company believes Adjusted EBITDA is helpful in highlighting trends in the ongoing core operating results of the business.

Adjusted EBITDA has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of net loss or other results as reported under GAAP. Some of these limitations are:

●	Adjusted EBITDA does not reflect the Company’s cash expenditures, future requirements for capital expenditures, or contractual commitments;

●	Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs;

●	Adjusted EBITDA does not reflect the Company’s tax expense or the cash requirements to pay taxes;

●	although amortization and depreciation are non-cash charges, the assets being amortized and depreciated will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements;

●	Adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items for which the Company may adjust in historical periods; and

●	other companies in the industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

Reconciliations of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

The following table presents reconciliations of EBITDA and Adjusted EBITDA to the most directly comparable GAAP financial measure for each of the periods indicated.

Dragonfly Energy Holdings Corp.

For the Three Months Ended June 30, 2024, and 2023

(in thousands, except share and per share data)

	2024	2023

EBITDA Calculation
Net Loss Before Taxes	$(13,627)	$(11,899)
Interest Expense	4,878	4,138
Depreciation and Amortization	331	296
EBITDA	$(8,418)	$(7,465)

Adjustments to EBITDA
Stock Based Compensation	237	954
Separation Agreement		720
June Offering Costs		904
Change in fair market value of warrant liability	1,981	(804)
Adjusted EBITDA	$(6,200)	$(5,691)

Source: Dragonfly Energy Holdings Corp.